UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2006
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     In connection with the redemption by Sunrise Senior Living, Inc. (the “Company”) on February 6, 2006 of its remaining 5.25% Convertible Subordinated Notes due February 1, 2009 (the “Notes”), the holders of all but $7,000 of the approximately $120 million principal amount of the Notes outstanding at the time the redemption was announced on January 11, 2006 elected to convert their Notes into an aggregate of approximately 6.7 million shares of the Company’s common stock. The conversion price was $17.92 per share in accordance with the terms of the Indenture governing the Notes dated as of January 30, 2002 between the Company and Wachovia Bank, National Association, as Trustee. As to the Notes that were converted, substantially all were converted on February 2 and February 3, 2006. The Company issued the shares of common stock upon conversion of the Notes in reliance on the exemption from registration for exchanges of securities with existing security holders contained in Section 3(a)(9) of the Securities Act of 1933, as amended. The dilutive effect of the issuance of these converted shares has been reflected in the Company’s fully diluted share count since the Notes were issued in the first quarter of 2002.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date:	February 8, 2006	By:	/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer